UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 25, 2010

EVCARCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-158293	26-3526039
(Commission File Number)	(IRS Employer Identification No.)

7703 Sand St Fort Worth, TX	76118
(Address of Principal Executive Offices)	(Zip Code)

817-595-0710

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 25, 2010, Mr. Dale Long resigned from the Board of Directors of EVCARCO, Inc. (the Company), as well as his position of President/CEO.

In connection with the resignation, the Company and Mr. Long entered into a Buy-Back Agreement. Pursuant to the Agreement, Mr. Long with surrender back to the Company 13,625,900 shares of common stock of EVCARCO, Inc., in exchange for $178,000. The Company will cancel $196,400 of compensation accrued to Mr. Long, and is released from any further claims.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Effective August 25, 2010, Mr. Dale Long resigned from the Board of Directors of EVCARCO, Inc.

Effective August 25, 2010, Mr. Dale Long resigned from the position of President/CEO of EVCARCO, Inc.

The Company has not yet made any appointments for the vacant positions.

ITEM 9.01    FINANCIAL STATEMETS AND EXHIBITS

Exhibit 17.1  Letter of Resignation
Exhibit 17.2  Consent of Mr. Dale Long

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCARCO, INC.

Date: August 30, 2010	By:	/s/ Nikolay Frolov
Name: Nikolay Frolov
Title: CFO

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